UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2010

CHINA SHUANGJI CEMENT LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52440	95-3542340
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

221 Linglong Road, Zhaoyuan City, Shandong Province People’s Republic of China, 265400
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 535-8213217

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On December 28, 2009, China Shuangji Cement Ltd. (the “Company”) engaged Bernstein & Pinchuk LLP, an independent member of the BDO Seidman Alliance (“B & P”), to act as the Company’s independent registered public accountant for the fiscal year ending December 31, 2009. During the 2009 audit field work period from February 23 to March 5, 2010, B &P discovered some major issues regarding the recognition of income from involuntary conversion due to the relocation of the Company’s facilities by the local government and the recording of the land use right for the new property on which its operations were to be based. The income from involuntary conversion had been overstated in 2008 because the Company did not correctly account for such change in events. Specifically, the land use right was incorrectly recorded since the Company had not yet obtained the land use right certificate as of December 31, 2008. Moreover, since the prior auditor could not provide sufficient prior year audit working paper and documentation, B & P could not agree to the beginning financial statement amount in 2008 and continue its 2009 audit.

On March 5, 2010, B & P made a recommendation to the Company to re-audit the 2008 financial statements. On March 12, 2010, after obtaining approval from the Company’s board of directors, we engaged B&P to re-audit the 2008 financial statements. During the re-audit field work period from March 12 to April 12, 2010, B & P identified and corrected various errors in the 2008 numbers and finalized the 2008 re-audit numbers, at which point the Company was able to disclose which numbers should no longer be relied upon.

On April 12, 2010 when B&P completed the audit, the Company immediately notified our board of directors who approved the re-audited 2008 financial statements and the Form 8-K, which was initially filed on April 15, 2010. The Company’s management further concluded that its financial statements for the year ended December 31, 2008, which are included in its Form 10-K for the years ended December 31, 2008 and 2007, did not properly account for the following items as of December 31, 2008 and for the year then ended in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon:

1.   Accounts receivable was overstated
2.   Reclassification of other receivable to subsidy receivable
3.   Plant, Property and Equipment was understated
4.   Land use rights and mining rights were overstated
5.   Long term and loan receivable were overstated and should be written off
6.   Accounts payable was overstated
7.   Accrued liability and other liabilities were understated
8.   Correction of error to record the changes in foreign exchange translation adjustment
9.   Cost of goods sold was understated
10.  Income from involuntary conversion was overstated.
11.  Interest expense was overstated
12.  Income tax expense was understated

Management of the Registrant will restate its financial statements for the year ended December 31, 2008 to correct the errors noted above and file an amendment to the Company’s 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.   The details of the re-audit are referred to in Note 17-Restatement to the Company’s audited financial statements, as filed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Effects on previously issued financial statements for the year ended December 31, 2008, are anticipated to be as follows:

Increase in cost of sales	$1,009,038
Decrease of income from involuntary conversion	(3,223,755)
Increase of subsidy income	172,599
Decrease of other income	(997)
Decrease of interest expense	821,868
Subtotal	3,125,280
Income tax effect of restatement	4,648,309
Decrease in 2008 net income	7,773,589

Management has apprised the Company’s Board and has discussed the matters in this Report with its independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010

CHINA SHUANGJI CEMENT LTD.

By:	/s/Michelle Zhu
Michelle Zhu
Chief Financial Officer